UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

(Exact name of registrant as specified in its charter)

United Mexican States	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Aeropuerto Internacional de Monterrey Zona de Carga Carretera Miguel Alemán, Km. 24 s/n Apodaca, Nuevo León, Mexico	66600
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares each representing 8 Series B shares 192,080,000 Series B shares	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: No. 333-138710

Securities to be registered pursuant to Section 12(g) of the Act: None

_________________________

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1.	Description of the Registrant’s Securities to be Registered.

The description of the securities to be registered that appears on pages 49 to 50 (under the caption "Dividend Policy"), pages 143 to 146 (under the caption "Principal Stockholders and Selling Stockholder"), pages 147 to 164 (under the caption “Description of Capital Stock”), pages 165 to 170 (under the caption “Description of American Depositary Receipts”) and pages 171 to 174 (under the caption “Taxation”) of the Prospectus, dated November 15, 2006, included in the Registrant’s Registration Statement (No. 333-138710) on Form F-1, filed on November 15, 2006, under the Securities Act of 1933 is hereby incorporated by reference in answer to this Item. Because such description will be included in the form of prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, such prospectus shall also be deemed to be incorporated by reference herein.

Item 2.	Exhibits
The following exhibits are filed herewith (or incorporated herein by reference):
	99.1.	Registration Statement on Form F-1 filed on November 15, 2006 (File No. 333-138710), as amended from time to time (incorporated herein by reference).
	99.2.	English translation of the amended and restated bylaws (Estatutos Sociales) of the Registrant (incorporated herein by reference from Exhibit 3.1 to the F-1 Registration Statement).
99.3.

Form of Deposit Agreement among the Registrant, The Bank of New York, and all registered holders from time to time of any American Depositary Receipts (incorporated herein by reference from Exhibit 4.2 to the F-1 Registration Statement).

	99.5.	English translation of a form of specimen certificate of Series B shares (incorporated herein by reference from Exhibit 4.1 to the F-1 Registration Statement).
	99.6.	Form of American Depositary Receipt in the Deposit Agreement (incorporated herein by reference from Exhibit 4.2 to the F-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. de C.V.

Date: November 22, 2006

By	/s/ Rubén Gerardo López Barrera

Rubén Gerardo López Barrera

Chief Executive Officer